Exhibit 16.1

Pritchett, Siler & Hardy, PC
Certified Public Accountants

January 3, 2018

Securities and Exchange Commission
100 F. Street
Washington, DC 20549 - 7561

Re: X Rail Entertainment, Inc.
Commission File No. 333-218746

We have read the statements that we understand X Rail Entertainment, Inc. will include under Item 4.01 of the Form 8-K report dated January 3, 2018 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

/s/

Pritchett, Siler & Hardy, PC
Salt Lake City, UT

515 S 400 E, Ste 100, Salt Lake City, UT 84111  P 801-328-2727  F 801-328-1123